Exhibit 3.1

Certificate of Arrangement
Canada Business Corporations Act
AV METALS INC.

Novelis Inc.

______________________________________

Corporate name(s) of CBCA applicants / Denomination(s) sociale(s) de la ou des sociétés LCSA requérantes

I HEREBY CERTIFY that the arrangement set out in the attached articles of arrangement has been effected under section 192 of the Canada Business Corporations Act.

Certificat d'arrangement
Loi canadienne sur les sociétés par actions
440425-4

960553-3

______________________________________

Corporation number(s) / Numéro(s) de la ou des sociétés

JE CERTIFIE que 1'arrangement mentionné dans les clauses d'arrangement annexées a pris effet en vertu de l'article 192 de la Lai canadienne sur les sociétés par actions.

Hantz Prosper _______________________________________ Director / Directeur 2022-09-01 __________________________________________ Date of Arrangement (YYYY-MM-DD) Date de 1'arrangement (AAAA-MM-JJ)

Canada Business Corporations Act (CBCA)
FORM 14.1
ARTICLES OF ARRANGEMENT
(Section 192)

1- Name of applicant corporation(s)	Corporation number
Novelis Inc. AV METALS INC.	960553-3 440425-4
2 - Name of the corporation(s) the articles of which are amended, if applicable	Corporation number
N/A
3 - Name of the corporation(s) created by amalgamation, if applicable	Corporation number
Novelis Inc.
4 - Name of the dissolved corporation(s), if applicable	Corporation number
N/A.
5 - Name of the other bodies corporate involved, if applicable	Corporation number or jurisdiction

6 - In accordance with the order approving the arrangement, the plan of arrangement attached hereto, involving the above named body(ies) corporate, is hereby effected.
In accordance with the plan of arrangement, ☐ a. the articles of the corporation(s) indicated in item 2, are amended If the amendment includes a name change, indicate the change below:

☑ b. the following bodies corporate and/or corporations are amalgamated (for (CBCA corporations include the corporation number):
Novelis Inc. - 960553-3 AV METALS INC. – 440425-4 SEE ATTACHED SCHEDULE
☐ c. the corporation(s) indicated in item 4 is(are) liquidated and dissolved:

7 - I hereby certify that I am a director or an authorized officer of one of the applicant corporations.
Signature:	[Signed: Christopher Courts]
Print name:	Christopher Courts

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a tern not exceeding six months or to both (subsection 250(1) of the CBCA).

Instructions
FORM 14.1
ARTICLES OF ARRANGEMENT
Filing this application costs $200.
You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.
•All statutory references are to the Canada Business Corporations Act (CBCA).
•This form is to be used to obtain a Certificate of Arrangement once a court has approved the arrangement.
•The arrangement must comply with the requirements of section 192 of the CBCA.
•If the space available is insufficient, please attach a schedule.
•If you require more information in order to complete this form, please consult Corporations Canada.
•A draft of this form should be sent to Corporations Canada prior to final submission.
Item 1 to 4
Indicate the corporate name and corporation number for CBCA corporations only.
Item 5
Indicate the corporate name and corporation number for CBCA corporations only. For other bodies corporate, indicate the name and the jurisdiction under which they are governed.
Item 6 (a)
Indicate both the previous corporate name and the new corporate name.
Item 6 (b)
All of the information required on Form 9 - Articles of Amalgamation should appear clearly in the plan of arrangement as well as in a schedule attached to the Articles of Arrangement.
Item 7
These articles must be signed by a director or an authorized officer of the applicant corporation or of one of the applicant corporations.
Also Include:
•A copy of the court order
•The plan of arrangement
•Form 2 - Initial Registered Office Address and First Board of Directors, if applicable
•Form 3 - Changes of Registered Office Address, if there was a change in the registered office address
•Form 6 - Changes Regarding Directors, if there was a change regarding the directors
•A Nuans Name Search Report, if applicable
•Fee of $200, payable by credit card (American Express, Visa or Master Card) or by cheque made payable to the Receiver General for Canada

For more information, consult the Corporations Canada Website (corporationscanada.ic.gc.ca)
or call toll-free (within Canada) 1-866-333-5556 or (from outside Canada) (613) 941-9042.
Send documents:
By e-mail: IC.corporationscanada.IC@canada.ca
By mail:    Corporations Canada
235 Queen Street
Ottawa, Ontario K1A OH5

ISED-ISDE 3189E (2016/11) Page 2 of 2

SCHEDULE
TO THE ARTICLES OF ARRANGEMENT OF
NOVELIS INC. AND
AV METALS INC.

Corporate Name of the Merged Corporation:     Novelis Inc.
Province or territory in Canada where the registered office is situated:
Ontario
The classes and any maximum number of shares the corporation is authorized to issue:
Unlimited number of common shares.
Restrictions, if any, on share transfers:
The transfer of securities (other than non-convertible debt securities) of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without either:
(a)    the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or
(b)    the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.
Minimum and maximum number of directors:
Minimum one (1); maximum ten (10)
Restrictions, if any, on the business of the corporation may carry on:
None
Other Provisions, if any:
The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL

Court File No. CV-22-00681231-00CL
ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

THE HONOURABLE MR. JUSTICE MCEWEN	) ) )	MONDAY, THE 13th DAY OF JUNE 2022

IN THE MATTER OF AN APPLICATION UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED
AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT OF NOVERLIS INC. AND AV METALS INC.
NOVELIS INC. AND AV METALS INC.
Applicants
ORDER
THIS APPLICATION made by the Applicants, Novelis Inc. and AV Metals Inc. for an order pursuant to section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C44, a-s amended, (the “CBCA”), approving a plan of arrangement (the “Arrangement”), was heard this day at 330 University Avenue, Toronto, Ontario.
ON READING the Notice of Application, issued on May 17, 2022, the Affidavit of Chirag Shah, sworn June 9, 2022, on hearing the submissions of counsel for the Applicants, on being advised that the Director appointed under the CBCA does not consider it necessary to appear, and having determined that the Arrangement, as described in the plan of arrangement attached as Schedule “A” to this order (the “Plan of Arrangement”), is an arrangement for the purposes of section 192 of the CBCA, and is fair and reasonable in accordance with the requirements of that section,

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL

1.THIS COURT ORDERS that the Arrangement, as described in the Plan of Arrangement attached as Schedule “A” to this order, is approved.
2.THIS COURT ORDERS that the Applicants shall be entitled to seek leave to vary this order upon such terms and upon giving such notice as this Court may direct, to seek the advice or directions of the Court as to the implementation of this order, and to apply for such further order or orders as may be appropriate.

[Signed: The Honourable Mr. Justice McEwan]

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL

Schedule “A” — Plan of Arrangement

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL

PLAN OF ARRANGEMENT
UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

This is the joint plan of arrangement of Novelis Inc. and AV Metals Inc. pursuant to the Canada Business Corporations Act.
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1Definitions.
In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the meanings hereinafter set forth:
“Amalco” has the meaning set forth in Section 3.1;
“Arrangement” means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with Section 4.1 or made at the direction of the Court in the Final Order;
“Articles of Arrangement” means the articles of arrangement of the Parties in respect of the Arrangement, to be sent to the Director after the Final Order is made;
“AV Metals” means AV Metals Inc., a corporation existing under the laws of Canada;
“AV Minerals” means AV Minerals (Netherlands) N.V., a company organized under the laws of the Netherlands;
“CBCA” means the Canada Business Corporations Act and the regulations made thereunder, as promulgated or as amended from time to time;
“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;
“Court” means the Ontario Superior Court of Justice (Commercial List); “Director” means the Director appointed pursuant to section 260 of the CBCA; “Effective Time” means 12:01 a.m. on the date of the Certificate;
“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time or, if appealed, then unless such appeal is withdrawn or denied, as affirmed;
“Novelis” means Novelis Inc., a corporation existing under the laws of Canada;

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL

“Parties” means, collectively, AV Metals and Novelis, and “Party” means any one of them individually; and
“Plan of Arrangement”, “hereof’, “herein”, “hereto” and similar references mean and refer to this plan of arrangement.
1.2Interpretation Not Affected By Headings, etc.
The division of this Plan of Arrangement into Articles, Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement.
1.3Article References
Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section or subsection by number or letter or both refer to the Article, Section or subsection, respectively, bearing that designation in this Plan of Arrangement.
1.4Number and Gender
In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.
1.5Time
Time will be of the essence in every matter or action contemplated hereunder.
ARTICLE 2
BINDING EFFECT
2.1Binding Effect
This Plan of Arrangement will become effective on, and be binding on the Parties on and after, the Effective Time. The Articles of Arrangement will be filed with the Director with the purpose and intent that none of the provisions of this Plan of Arrangement will become effective unless all of the provisions of this Plan of Arrangement will have become effective. The Certificate will be conclusive evidence that the Arrangement has become effective in accordance with its terms.
ARTICLE 3
ARRANGEMENT
3.1    Arrangement
At the Effective Time, the Parties will merge to form one corporate entity with the same effect as if they were amalgamated under section 184 of the CBCA, except as set out in this Plan of Arrangement, including that (x) the separate legal existence of Novelis will not cease, (y) the separate legal existence of AV Metals will cease without AV Metals being liquidated or wound-up, and (z) Novelis will survive the amalgamation (Novelis, as such surviving entity, “Amalco”, and such merger, the “Merger”). Without limiting the foregoing, at the Effective Time, the Merger will, as elaborated below, be effected in such manner that by virtue or because of the Merger (A) all of the property of each of the Parties (other than amounts receivable from the other Party or shares in the capital stock of Novelis) immediately before the Merger will be held

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL by Amalco immediately following the Merger, as elaborated below, (B) all of the obligations and the liabilities of each of the Parties (other than amounts payable to the other Party) immediately before the Merger will be the obligations and the liabilities of Amalco immediately following the Merger, as elaborated below, and (C) any obligation of a Party to pay an amount to the other Party will be settled and extinguished as a result of the Merger. Subject to the foregoing, at and after the Effective Time:
(a)Amalco will continue to own and hold all property of Novelis and will become the owner and holder of all of the property of AV Metals, and, without limiting the provisions hereof, all rights of creditors or others will be unimpaired by the Merger and all obligations of the Parties, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by Amalco;
(b)Amalco will continue to be liable for the obligations of Novelis and will become liable for the obligations of AV Metals, other than any obligations that are settled and extinguished in accordance with (C) above;
(c)for greater certainty, and except as otherwise provided for herein in relation to AV Metals, the Merger will not constitute a transfer or assignment of the rights or obligations of any Party under any contracts, permits and interests of the Parties;
(d)any existing cause of action, claim or liability to prosecution will be unaffected;
(e)a civil, criminal or administrative action or proceeding pending by or against any Party may be continued by or against Amalco;
(f)a conviction against, or ruling, order or judgment in favour of or against any Party may be enforced by or against Amalco;
(g)the articles of amalgamation dated March 31, 2016 of Novelis (which, for the avoidance of doubt, are the articles of incorporation of Novelis) and the by-laws of Novelis will continue to be the articles of incorporation and by-laws of Amalco;
(h)AV Minerals will receive one Amalco common share in exchange for each of its AV Metals common shares held and outstanding immediately before the Effective Time, the stated capital of Amalco will be the same as the stated capital of AV Metals, and the shares of each of the Parties issued and outstanding immediately before the Effective Time will be cancelled without any repayment of capital in respect thereof; and
(i)Amalco will be named “Novelis Inc.”
ARTICLE 4
GENERAL
4.1Amendments
The Parties may at any time and from time to time amend this Plan of Arrangement by written instrument; provided that any amendment in respect of any matter herein will require the prior approval of the Court. The parties will file a copy of any amendment to this Plan of Arrangement with the Court.

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL

4.2Severability of Provisions
If, prior to the Effective Time, any provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, the Court, at the request of the Parties, may alter and interpret such provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of such provision, and such provision will then be applicable as altered or interpreted and the remaining provisions of this Plan of Arrangement will remain in full force and effect and will in no way be invalidated by such alteration or interpretation.
4.3Further Assurances
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and be deemed to occur without any further act or formality, each of AV Metals and Novelis will execute and deliver all such documents and instruments and do all such acts and things as may be necessary or desirable to carry out the full intent and meaning of this Plan of Arrangement and to give effect to the transactions contemplated herein.
4.4Governing Law
This Plan of Arrangement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Electronically issued / Délivré par voie électronique : 14-Jun-2022 Toronto Superior Court of Justice / Cour supérieure de justice	Court File No./N° du dossier du greffe : CV-22-00681231-00CL

Court File No. CV-12-9886-00CL

NOVELIS INC. ET AL.

Applicants

13 June 22 A. Gray

Order to go as per the draft filed and signed
I am satisfied that reorganization constitutes an "arrangement."
The Applicants are not insolvent.
The provisions of the Act are met. I am further satisfied that the Application has been forward in good faith and the arrangement is fair and reasonable.
Last, the Director was given notice and did not attend.

[*Signed: The Honourable Mr. Justice McEwan*]

ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

Proceeding commenced at TORONTO

ORDER

Torys LLP
79 Wellington St. W., 30th Floor
Box 270, TD South Tower
Toronto, ON M5K 1N2
Fax: 416.865.7380

Andrew Gray (LSO #: 46626V)
Tel: 416-865-7630
agray@torys.com

Lawyers for Applicants